NEWS


FOR IMMEDIATE RELEASE                                         Contacts:

                                                              Press:
                                                              Mark Meudt
                                                              (703) 246-0525
                                                              mmeudt@anteon.com

                                                              Investors:
                                                              Dennis Kelly
                                                              (703) 246-0318
                                                              dkelly@anteon.com


              ANTEON ELECTS MICHAEL T. SMITH TO BOARD OF DIRECTORS

         FAIRFAX, VA, March 02, 2005 - Anteon  International  Corporation (NYSE:
ANT) announced today the election of Michael T. Smith, former chairman of the board and chief executive officer of Hughes Electronics Corporation, to the Anteon board of directors.

         "We are delighted to welcome Mike Smith to our board. He provides Anteon with industry experience that is extremely relevant to our growth in this market," stated Frederick Iseman, Anteon's chairman of the board. "The value we gain from Mike's knowledge of the defense industry and applicable financial expertise will help further strengthen the governance capabilities of our board."

         Mr. Smith joins Anteon's board after a distinguished career in private industry. In 1997, he was elected chairman of the board and chief executive officer of Hughes Electronics Corporation, after serving previously as chairman of Hughes Aircraft Company, vice chairman of Hughes Electronics and chairman of Hughes Missile Systems Company, responsible for the aerospace, defense electronics and information systems businesses of Hughes Electronics. Mr. Smith joined Hughes in 1985, as senior vice president and chief financial officer, after spending nearly 20 years with General Motors in a variety of financial management positions. Mr. Smith retired from Hughes Electronics Corporation in 2001.

         Mr. Smith received his bachelor's degree in political science from Providence College, RI and obtained an MBA at Babson College, MA. He was awarded an honorary doctor of laws degree from Pepperdine University, CA. Mr. Smith is also a charter member of the Electronic Industries Foundation Leadership Council and a former chairman of the Aerospace Industries Association. He is a member of the board of directors of Alliant Techsystems, Inc., Teledyne Technologies, Ingram Micro Corporation and Flir Systems, Inc. Mr. Smith also served as an officer in U.S. Army.

About Anteon

         Anteon, headquartered in Fairfax, Virginia, is a leading systems integrator, providing information technology and engineering solutions to the federal government and international sectors. Anteon designs, integrates, maintains and upgrades state-of-the-art systems for national defense, intelligence, emergency response and other high priority government missions. Anteon also provides many of its government clients with the systems analysis, integration and program management skills necessary to manage the development and operations of their mission critical systems. The Company was founded in 1976 and has grown to currently employ over 8,800 employees in more than 100 offices worldwide. Anteon consistently ranks among the top information technology integrators based on independent surveys, and has been named to the Forbes List of the 400 Best Big Companies in 2005, earning distinction on Forbes' Platinum List. For more information, visit www.anteon.com.

Safe Harbor Statement under the Private Securities Litigation
Reform Act of 1995:

         The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements. The Company has tried, whenever possible, to identify these forward-looking statements using words such as "projects," "anticipates," "believes," "estimates," "expects," "plans," "intends," and similar expressions. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. The risks and uncertainties involving forward- looking statements include the Company's dependence on continued funding of U.S. government programs, government contract procurement and termination risks, including risks associated with bid protests, and other risks described in the Company's Securities and Exchange Commission filings. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.

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